EXHIBIT 10.1

FORBEARANCE AGREEMENT AND NOTICE OF CONTINUING DEFAULT

(NOTICE - CONTAINS A WAIVER OF TRIAL BY JURY)

This Forbearance Agreement and Notice of Continuing Default by and between PC Universe, Inc. ("Customer") and IBM Credit LLC ("IBM Credit") is dated August 29, 2008 (the "Forbearance Agreement").

WITNESSETH:

WHEREAS, Customer and IBM Credit have entered into that certain Agreement for Wholesale Financing dated as of November 1, 2007 (as amended, supplemented or otherwise modified from time to time, the "Financing Agreement"); and all loans made by IBM Credit to the Customer, and all other liabilities and obligations at any time owing by the Customer to IBM Credit are secured by security interests granted by the Customer to IBM Credit pursuant to the terms of the Financing Agreement in all of the Customer's then existing and thereafter acquired inventory, equipment, accounts receivables, chattel paper, contract rights, documents, instruments, general intangibles and other items of personal property described in the Financing Agreement;

WHEREAS, certain Events of Default (as defined in the Financing Agreement) have occurred and are continuing;

WHEREAS, the Customer requests that IBM Credit forbear from exercising certain remedies available to IBM Credit under the Financing Agreement as a consequence of the Customer's defaults in order to afford the Customer an opportunity to reorganize its affairs and to pay the indebtedness owing to IBM Credit under the terms of the Financing Agreement and this Forbearance Agreement;

WHEREAS, IBM Credit previously delivered to PC Universe a Notice of Event of Default, dated March 20, 2008 and a Line Reduction Letter, dated April 2, 2008 and other default notices (collectively the “Default Notices”);

WHEREAS, IBM Credit has agreed to forbear from exercising those certain remedies available under the Financing Agreement pursuant to the terms and conditions of this Forbearance Agreement.

NOW, THEREFORE, in consideration of the foregoing and the promises hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Customer, and IBM Credit agree as follows:

Section 1.

Capitalized Terms.  All capitalized terms not herein defined shall have the meaning set forth in the Financing Agreement.

Section 2.

Customer Acknowledgement.

(A)

Customer acknowledges that the Default Notices accurately set forth that the Customer is in Default of certain of its Obligations to IBM Credit under the Financing Agreement.

(B)

Customer acknowledges in particular that the Financing Agreements contain the following covenant requirements and, as indicated in Customer’s Form 10-Q filed with the Securities Exchange Commission for the quarter ended June 30, 2008, the Customer acknowledges that it is in default of such covenants due to Customer’s level of achievement being only as follows:

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Covenant	Requirement	Achievement

Tangible New Worth (TNW)	$1 million (at least)	$145 thousand

Total Liabilities to TNW	5 to 1 (no more than)	21.8 to 1

Profit (AT) to Revenue	minus 1% (no less than)	minus 5.8%

Current Assets to Current Liabilities	1.1 to 1 (at least)	.9 to 1

(C)

Customer further acknowledges that the preceding Defaults described in (A) and

(B) above have occurred under the Financing Agreement and are continuing.

Section 3.

Collection Costs and Expenses.  Customer reaffirms the terms of the Financing Agreement and agrees to reimburse IBM Credit for all collection costs and expenses including out of pocket costs of representatives of IBM Credit in connection with visits to Customer on August 26, 2008 through August 29, 2008, expenses of IBM Credit’s outside attorneys in connection with review of the Financing Agreement and advice to IBM Credit in connection with Customer’s defaults and any all other costs which IBM Credit may incur in connection with or arising out of the Defaults or any other current or future Event of Default and any bankruptcy filing by Customer or against Customer or other insolvency proceeding involving Customer.  IBM Credit agrees that the expenses of its representatives for visits to the Customer and of its counsel for review and advice for periods prior to August 30, 2008 shall not exceed $4000.

Section 4.

Forbearance Conditions.  IBM Credit is willing to forbear, subject to the terms of this Forbearance Agreement, from exercising its remedies as a result of the Defaults for the period from the date hereof until October 15, 2008 ("Termination Date"), provided that each and all of the following conditions (the "Forbearance Conditions") are satisfied at all times to the satisfaction of IBM Credit in its sole discretion:

(A)

Effective immediately, the Credit Line is reduced to Nine Hundred Fifty Thousand Dollars ($950,000.00), and the Credit Line will terminate on October 15, 2008.

(B)

The Customer shall duly and punctually observe, perform and discharge each and every obligation and covenant to be performed under this Forbearance Agreement, the   Financing Agreement, and any other agreement between IBM Credit and the Customer;

(C)

Customer shall, at all times, maintain a minimum credit line availability of at least $65,000 computed on the same basis as are currently reported on Collateral Management Reports (CMR)  being submitted by Customer to IBM Credit;

(D)

Customer will submit CMR reports with all backups weekly with the first CMR being computed based on data as of the close of business on August 28, 2008 and will provide a complete copy of each of the CMR reports no later than noon the following business day.

(E)

Customer will immediately deposit all payments received from Patriot in the lockbox under the control of IBM Credit.

(F)

On or before September 5, 2008, Customer shall execute and deliver to IBM Credit the form of Voluntary Surrender Acknowledgement in the form attached hereto.  On or before the close of business on Friday, September 5, 2008, all inventory of Customer shall be removed from its premises and delivered to Suddath United Van Line for storage except such items of inventory which are to be returned for credit on a basis approved by IBM Credit.  Items in storage with Suddath United Van Lines may be released for shipment to the customers of Customer upon such terms and conditions as may be

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approved by IBM Credit in its own discretion.  In lieu of the removal of the inventory, Customer may establish an irrevocable letter of credit with a financial institution acceptable to IBM Credit in an amount not less than the amount of inventory included in the CMR computation.

(G)

Customer shall provide such detail as IBM Credit may request concerning the reasons for amounts to be included in working capital advances, including names, dates of work and other information for employees and others to be included in advances to cover payroll, details of monthly rent payments, and other detail for items to be funded from such advances.

(H)

Customer will be available during regular business hours to provide such financial and business information to IBM Credit and discuss developments affecting the financial accommodations provided by IBM Credit as IBM Credit may request.  In particular, Customer shall provide current information and documentation related to all financing, buyout, equity infusions and other similar matters as may come into the possession of Customer.

(I)

The financial accommodations provided to Customer by IBM Credit under the Financing Agreement as modified by this Forbearance Agreement will cease and terminate on October 15, 2008 unless earlier terminated under the Financing Agreements as modified by this Forbearance Agreement.  At the time of the termination, Customer shall pay all obligations then due IBM Credit.

(J)

No representation or warranty made by the Customer in this Forbearance Agreement or the Financing Agreement, shall prove to have been in error, or untrue;

(K)

No additional Defaults or Event of Defaults shall occur, other than the existing events of Default referred to in this Forbearance Agreement;

(L)

There shall occur no further deterioration of Customer's financial position, insolvency or any other event that could reasonably be expected to have a material adverse effect, (i) on the business, operations, results of operations, assets or financial condition of the Customer, (ii) on the aggregate value of the collateral granted to IBM Credit in connection with the Financing Agreement or any Other Documents ("Collateral") or the aggregate amount which IBM Credit would be likely to receive (after giving consideration to reasonably likely delays in payment and reasonable costs of enforcement) in the liquidation of such Collateral to recover the Obligations in full, or (iii) on the rights and remedies of IBM Credit under this Forbearance Agreement, the Financing Agreement;

(M)

Customer shall not assign any of its rights, title and interest in and to the Collateral, to any other party; and

(N)

By no later than September 8, 2008, Customer shall provide detail as to application of the One-Hundred and Forty Seven Thousand Dollar ($147,000.00) payment transaction.

The failure to comply with the foregoing covenants within the time frames set forth above shall constitute an immediate Event of Default under the Financing Agreement and a default hereunder.

Section 5.

No Liens, Etc.  The Customer shall not, and will not permit any of its Subsidiaries to, create, incur, assume, grant or suffer to exist any lien, claim, mortgage, security interest, attachment or other encumbrance of any kind, (whether consensual or arising by operation of law) upon any of its property, assets or revenues, whether now owned or hereafter acquired, except upon the prior written consent of IBM Credit.

Section 6.

Termination.

(A)

IBM Credit may, at it sole discretion, declare all of Customer's Outstanding Advances under the Financing Agreement to be immediately due and payable and immediately terminate the Financing Agreement and this Forbearance Agreement. Customer's Outstanding Advances under the

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Financing Agreement will be due and payable on the Termination Date (unless due sooner according to its terms or pursuant to the provisions hereof).

(B)

In the event that any one or more of the Forbearance Conditions is not fulfilled to IBM Credit's satisfaction in its sole discretion, IBM Credit's agreement to forbear as set forth herein shall, at IBM Credit's election but without further notice to or demand upon the Customer, terminate, and IBM Credit shall thereupon have and may exercise from time to time all of the remedies available to it under the Financing Agreement, this Forbearance Agreement and applicable law as a consequence of the existing events of Default.  In addition and provided that the Forbearance Conditions continue to be fulfilled to the satisfaction of IBM Credit, the Financing Agreement shall terminate on the Termination Date unless terminated earlier in accordance herewith and in accordance with the Financing Agreement.  Upon the termination of the Financing Agreement, all of the Customer's Obligations shall be immediately due and payable in their entirety, even if they are not yet due under their terms, on the effective date of termination.  IBM Credit's rights under the Financing Agreement and IBM Credit's security interest in the Collateral shall continue after termination of the Financing Agreement until all Customer's Obligations to IBM Credit are indefeasibly paid in full.

Section 7.0

Miscellaneous

7.1

The execution, delivery and performance by the Customer of this Forbearance Agreement and the consummation of the transactions contemplated hereby are within the corporate power of the Customer, and have been duly authorized by all necessary corporate actions on the part of the Customer and do not result in a breach of or constitute a default under any agreement or instrument to which the Customer is a party or by which it or any of its properties are bound.

7.2

This Forbearance Agreement constitutes a legal, valid and binding obligation of Customer and each Guarantor, enforceable against the Customer and each Guarantor in accordance with its terms.

7.3

Each party is entering into this Forbearance Agreement freely and voluntarily with the advice of legal counsel of its own choosing.

7.4

Each party has freely and voluntarily agreed to the releases, waivers and undertakings set forth in this Forbearance Agreement.

7.5

Customer has not engaged in any fraudulent transfer of its assets.

7.6

Except as disclosed by Customer in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Customer.

7.7

Except as specifically provided in this Forbearance Agreement, there exist no promises or agreements by IBM Credit to:

(i)

provide additional funding or credit to Customer,

(ii)

extend the terms for repayment of any obligation or provide additional funding or credit to the Customer under the Financing Agreement (Customer acknowledging that, upon the occurrence of an Event of Default, IBM Credit shall be entitled to enforce in full the terms of repayment for any obligation as set forth in the Forbearance Agreement), or

(iii)

make any future advances or other financial accommodations to Customer.

7.8

 Except as specifically amended hereby, all of the provisions of the Financing Agreement shall remain unamended and in full force and effect. Customer represents that its obligations under the Financing Agreement shall remain in full force and effect and are enforceable obligations not subject to any claims, offsets or defects.

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Section 8.

Waiver of Limitations Period.  The Customer hereby severally waives the benefit of any statute of limitations that might otherwise bar the recovery of any of the obligations from any one or more of them.

Section 9.

Relationship of Parties; No Third Party Beneficiaries. Nothing in this Forbearance Agreement shall be construed to alter the existing debtor-creditor relationship between the Customer and IBM Credit.  Nor is this Forbearance Agreement intended to change or affect in any way the relationship between IBM Credit and each Guarantor to one other than a debtor-creditor relationship.  This Forbearance Agreement is not intended, nor shall it be construed to create, a partnership or joint venture relationship between or among any of the parties hereto.  No party, other than a party hereto is intended to be a beneficiary hereof, and no party other than a party hereto shall be authorized to rely upon the contents of this Forbearance Agreement.

Section 10.

Waivers and Consents.  Neither this Forbearance Agreement nor any provisions hereof may be waived, discharged or terminated, nor may any consent to the departure from the terms hereof be given, orally (even if supported by new consideration), but only by an instrument in writing signed by the party against whom enforcement of the change, waiver discharge or termination is sought.  Any waiver or consent so given shall be effective only in the specific instance and for the specific purpose for which given.

Section 11.

Entire Forbearance Agreement; Modification of Forbearance Agreement.  This Forbearance Agreement and the Financing Agreement constitute the entire understanding of the parties with respect to the subject made hereof and thereof.  This Forbearance Agreement may not be modified, altered or amended except by agreement in writing signed by all the parties hereto.

Section 12.

Governing Law.  This Forbearance Agreement and all transactions contemplated hereunder and/or evidenced hereby shall be governed by, construed under, and enforced in accordance with the laws which govern the Financing Agreement.

Section 13.

Nonwaiver of Default.  IBM Credit expects Customer to strictly adhere to the provisions of the Financing Agreement and to perform its Obligations thereunder accordingly. Any failure by Customer to comply with the provisions of the Financing Agreement or the terms herein may result in the immediate termination of the Financing Agreement. Neither this Forbearance Agreement nor IBM Credit's forbearance hereunder shall be deemed a waiver of or consent to the existing events of Default referenced in this Forbearance Agreement or any other default that may have occurred in addition to the Existing Events of Default or a course of dealing with respect to any default.  The Customer agrees that such existing events of Default, as referenced in this Forbearance Agreement, shall not be deemed to have been waived, released or cured by virtue of such loans or IBM Credit's agreement to forbear pursuant to the terms of this Forbearance Agreement or the execution of this Forbearance Agreement. IBM Credit retains all of its rights and remedies contained in this Forbearance Agreement, and the Financing Agreement, including the right to make immediate demand as a result of Customer's default as provided thereunder.

Section 14.

No Novation, etc.  This Forbearance Agreement is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and except as otherwise expressly stated herein, the Financing Agreement remains in full force and effect.  Notwithstanding any prior mutual temporary disregard of any of the terms of the Financing Agreement, the parties agree that the terms of the Financing Agreement shall be strictly adhered to on and after the date hereof except as expressly modified by this Forbearance Agreement.

Section 15.

Counterparts; Waivers of Notice of Acceptance.  This Forbearance Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall constitute an original, but all of which taken together shall be one and

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the same instrument.  In proving this Forbearance Agreement or the Financing Agreement, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.  Notice of IBM Credit's acceptance hereof is hereby waived.

Section 16.

JURY TRIAL WAIVER.  EACH OF IBM CREDIT, THE CUSTOMER AND THE GUARANTORS HEREBY IRREVOCABLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING (INCLUDING ANY COUNTERCLAIM) OF ANY TYPE IN WHICH IBM CREDIT, THE CUSTOMER AND THE GUARANTORS ARE PARTIES AS TO ALL MATTERS ARISING DIRECTLY OR INDIRECTLY OUT OF THIS FORBEARANCE AGREEMENT, THE FINANCING AGREEMENT, THE GUARANTY OR ANY DOCUMENT, INSTRUMENT OR AGREEMENT EXECUTED IN CONNECTION HEREWITH.

Section 17.

RELEASE OF CLAIMS.  TO INDUCE IBM CREDIT TO ENTER INTO THIS FORBEARANCE AGREEMENT, THE CUSTOMER AND EACH OF THE GUARANTORS HEREBY RELEASES, ACQUITS AND FOREVER DISCHARGES IBM CREDIT AND IBM CREDIT'S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS FROM ALL LIABILITIES, CLAIMS, DEMANDS, ACTIONS OR CAUSES OF ACTIONS OF ANY KIND (IF THERE BE ANY), OR ANY BASIS FOR INSTITUTING SUIT FOR LEGAL OR EQUITABLE RELIEF, WHETHER ABSOLUTE OR CONTINGENT, DUE OR TO BECOME DUE, DISPUTED OR UNDISPUTED, ANTICIPATED, LIQUIDATED OR UNLIQUIDATED, AT LAW OR IN EQUITY, THAT ANY ONE OR MORE OF THEM NOW HAVE OR EVER HAVE HAD AGAINST IBM CREDIT , AND IBM CREDIT'S OFFICERS, DIRECTORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, WHETHER ARISING UNDER OR IN CONNECTION WITH THE FINANCING AGREEMENT, THE ORIGINAL FORBEARANCE AGREEMENT, THIS FORBEARANCE AGREEMENT, THE GUARANTIES OR OTHERWISE. THIS RELEASE SHALL SURVIVE THE TERMINATION OF THIS FORBEARANCE AGREEMENT AND THE FINANCING AGREEMENT.

Section 18.

SUBMISSION AND CONSENT TO JURISDICTION.  TO INDUCE IBM CREDIT TO DELIVER THIS FORBEARANCE AGREEMENT, EACH OF THE CUSTOMER AND GUARANTORS HEREBY IRREVOCABLY AND UNCONDITIONALLY:

(A)

SUBMITS ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS FORBEARANCE AGREEMENT, THE FINANCING AGREEMENT, THE GUARANTIES AND ANY OTHER DOCUMENT, OR FOR THE RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE NEW YORK AND ANY FEDERAL DISTRICT COURT IN NEW YORK.

(B)

CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREINAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME.

(C)

AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO CUSTOMER AND GUARANTOR AT ITS ADDRESS SET FORTH ON THE SIGNATURE PAGE HEREOF OR AT SUCH OTHER ADDRESS OF WHICH IBM CREDIT SHALL HAVE BEEN NOTIFIED IN WRITING.

(D)

AGREES THAT NOTHING HEREIN SHALL AFFECT THE RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

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Section 19.

Relief from Stay.  Customer hereby agrees that in consideration of IBM Credits' forbearance of the exercise of its rights and remedies in accordance with the terms hereof, in the event Customer shall:

(A)

file with any bankruptcy court of competent jurisdiction or be the subject of any petition under Title 11 of the U.S. Code, as amended;

(B)

be the subject of any order for relief issued under such Title 11 of the U.S. Code, as amended;

(C)

file or be the subject of any petition seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state law relating to bankruptcy, insolvency, or other relief for debtors;

(D)

have sought or consented to or acquiesced in the appointment of any trustee, receiver, conservator, or liquidator; or

E)

be the subject of any order, judgment, or decree entered by any court of competent jurisdiction approving a petition filed against such party for any reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any present or future federal or state act of law relating to bankruptcy, insolvency, or relief for debtors,

IBM Credit shall thereupon be entitled to relief from the stay imposed by Section 362 of Title 11 of the U.S. Code, as amended, or otherwise, on or against the exercise of the rights and remedies otherwise available to IBM Credit as provided in the Financing Agreement and this Forbearance Agreement and as otherwise provided by law.

Section 20.

Other Restrictions.  Customer agrees not to make distributions, loans, advances, contributions or payments of money or goods to any Affiliate, Subsidiary or parent company or any officer, director or stockholder of Customer or its Affiliates, Subsidiaries, or parent company. Customer shall continue to pay when due all amount under the Financing Agreement and to direct all payments by Customer's Account debtors to the Lockbox.  IBM Credit retains all of its rights and remedies contained in this Forbearance Agreement, the Financing Agreement , the right to make immediate demand as a result of Customer's Existing Defaults or any other Event of Default as provided thereunder. IBM Credit may exercise any and all rights and remedies of a secured party under the Uniform Commercial Code and any other rights and remedies it may have under applicable law.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK

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IN WITNESS WHEREOF, the parties hereto have read this entire Forbearance Agreement and have caused this Forbearance Agreement to be duly executed and delivered on the date first written above.

PC Universe, Inc.	ATTEST:

By: /s/ Gary Stern	/s/ Thomas M. Livia
(Secretary)
Print Name: Gary Stern

Title: CEO	(Corporate Seal)

Address: 504 NW 77th Street Boca Raton, FL 33487

IBM CREDIT LLC

By: /s/ Peter F. Brown

Print Name: Peter F. Brown

Title: Credit Manager

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Exhibit A

VOLUNTARY SURRENDER

City_____________________

State____________________

Date_____________, 200__

The undersigned customer hereby acknowledges that it is voluntarily surrendering to IBM Credit LLC (“IBM Credit") the goods listed on Schedule A attached hereto and that such Schedule is a complete and detailed list of all goods surrendered. Undersigned further acknowledges that IBM Credit has made no promise or representation of any kind, oral or written, for the surrender of the goods and that such surrender is made without relieving the undersigned of any obligations pursuant to any written agreements between it and IBM Credit. The undersigned hereby waives any right that it may have to notice of the sale of the repossessed goods.

WITNESS:	______________________	(Name of Customer)

Name		By:________________________

Print Name:____________________

Title:________________________

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VOLUNTARY SURRENDER

City_____________________

State____________________

Date_____________, 200__

The undersigned customer hereby acknowledges that it is voluntarily surrendering to IBM Credit LLC (“IBM Credit") the goods listed on Schedule A attached hereto and that such Schedule is a complete and detailed list of all goods surrendered. Undersigned further acknowledges that IBM Credit has made no promise or representation of any kind, oral or written, for the surrender of the goods and that such surrender is made without relieving the undersigned of any obligations pursuant to any written agreements between it and IBM Credit. The undersigned hereby waives any right that it may have to notice of the sale of the repossessed goods.

WITNESS:	______________________	(Name of Customer)

Name		By:________________________

Print Name:____________________

Title:________________________

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